Exhibit 10.13
PLEDGE AND SECURITY AGREEMENT
(110 William Street)
THIS PLEDGE AND SECURITY AGREEMENT (as amended, modified and supplemented and in effect, from time to time, this “Agreement”), dated as of March 7, 2019, is made by 110 WILLIAM MEZZ III, LLC, a Delaware limited liability company, having an address at c/o Savanna, 430 Park Avenue, 12th Floor, New York, New York 10022 (the “Pledgor”) in favor of INVESCO CMI INVESTMENTS, L.P., a Delaware limited partnership with an address in c/o Invesco Real Estate, 2001 Ross Avenue, Suite 3400, Dallas, Texas 75201, as administrative agent, for the benefit of Lenders from time to time party to the Loan Agreement (as defined below) (together with its successors and assigns, the “Lender”).
R E C I T A L S:
A.    Lender, in its capacity as senior lender (“Senior Lender”), is making a (i) senior loan in the original principal amount of up to $215,475,000.00 (the “Senior Loan”) to 110 WILLIAM PROPERTY INVESTORS III, LLC, a Delaware limited liability company (“Property Owner”), to be advanced pursuant to that certain Senior Loan Agreement and other senior loan documents of even date herewith (the “Senior Loan Documents”) and (ii) building loan in the original principal amount of up to $45,900,000.00 (the “Building Loan” and together with Senior Loan, collectively, the “Mortgage Loan”) to Property Owner, to be advanced pursuant to that certain Amended and Restated Building Loan Agreement and other building loan documents of even date herewith (the “Building Loan Documents” and together with the Senior Loan Documents, collectively, the “Mortgage Loan Documents”).
B.    Pursuant to that certain Mezzanine Loan Agreement, dated as of the date hereof, between Pledgor, as borrower, and Lender, as lender (as same may hereafter be amended, restated, replaced, supplemented or otherwise modified, the “Loan Agreement”), Lender agreed to make a loan in the maximum principal amount of $87,125,000.00 (the “Loan”) to Pledgor. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Loan Agreement.
C.    To secure Pledgor’s obligations under the Loan Documents, Lender has required Pledgor to, among other things, pledge, and by this Agreement Pledgor does pledge, to Lender all of Pledgor’s right, title and interest in, to and under the Collateral (as defined below).
NOW, THEREFORE, in consideration of the foregoing and in order to induce Lender to make the Loan, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees for the benefit of Lender as follows:
ARTICLE I - GRANT OF SECURITY INTEREST; COLLATERAL
Section 1.1.    Collateral. As security for (i) the full and punctual payment of the Debt, whether such Debt or any portion thereof becomes due periodically, at stated maturity, by prepayment, declaration, acceleration, demand or otherwise (including, without limitation, the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a), whether allowed or allowable as claims), and (ii) the performance of Pledgor’s other obligations under the Loan Agreement, this Agreement and the other Loan Documents (the obligations described in clauses (i) and (ii) of this Section 1.1 are herein, collectively, the “Secured Obligations”), Pledgor hereby grants, pledges, hypothecates, transfers and assigns to Lender a first priority and continuing lien on, and first priority security interest, in, and, in furtherance of such grant, pledge, hypothecation, transfer and assignment, hereby transfers and assigns to Lender as collateral security, all of Pledgor’s right, title, ownership, equity and other interests in and to the following, whether now owned or hereafter acquired, now existing or hereafter arising and wherever located (collectively, the “Collateral”):
(a)    One hundred percent (100%) of the limited liability company membership interests (whether now existing or hereafter acquired, the “Pledged Equity”) in and to Property Owner;
(b)    all rights, privileges, general intangibles, payments intangibles, voting rights, authority and power arising from Pledgor’s interest in the Pledged Equity;
(c)    the capital of Pledgor and any and all profits, losses, Distributions (as defined below), and allocations attributable to the Pledged Equity as well as the proceeds of any Distribution thereof, whether arising under the terms of any Organizational Agreement (as defined below) of the Property Owner or otherwise;
(d)    all other payments, if any, due or to become due, to Pledgor and all other present and future claims by Pledgor against the Property Owner in respect of the Pledged Equity, under or arising out of (i) any Organizational Agreement of the Property Owner, (ii) monies loaned or advanced, for services rendered or otherwise, (iii) any other contractual obligations, commercial tort claims, supporting obligations, damages, insurance proceeds, condemnation awards or other amounts due to Pledgor from the Property Owner or with respect to the Pledged Equity;
(e)    Pledgor’s claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of the ownership of the Pledged Equity;
(f)    to the extent permitted by applicable law, Pledgor’s rights in the Property Owner pursuant to any Organizational Agreement of the Property Owner, or at law, to exercise and enforce every right, power, remedy, authority, option and privilege of Pledgor relating to the Pledged Equity, including, without limitation, the right following the occurrence and during the continuance of an Event of Default under the Loan Documents, to (i) execute any instruments and to take any and all other actions on behalf of and in the name of Pledgor in respect of the Pledged Equity, (ii) exercise any and all voting, consent, management and similar rights of Pledgor in or with respect to the Property Owner, (iii) exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval with respect to the Property Owner, (iv) enforce or execute any checks, or other instruments or orders of the Property Owner, and (v) file any claims and to take any action in connection with any of the foregoing, together with full power and authority to demand, receive, enforce and collect any of the foregoing or any property of the Property Owner;

(g)    all Investment Property (as such term is defined in Section 9-102 of the UCC (as defined below), issued by or relating to the Property Owner, or otherwise relating to the Pledged Equity;
(h)    all other ownership and similar interests (“Equity Interests”) and other property, securities, and assets now existing or hereafter acquired by Pledgor relating to the Property Owner, including, without limitation, as a result of any consolidation, combinations, mergers, reorganizations, acquisitions, exchange offers, recapitalizations of any type, contributions to capital, splits, spin-offs, or similar actions or the exercise of options or other rights relating to the Pledged Equity;
(i)     to the extent not otherwise included above in this Section 1.1, all assets and personal property of Pledgor, including, without limitation, all of Pledgor’s accounts, equipment, fixtures, inventory, goods, accessions, software, general intangibles, payment intangibles, deposit accounts, documents, instruments, money, chattel paper (whether electronic or intangible), investment property, letters of credit, letters of credit rights, supporting obligations, commercial tort claims, oil, gas and mineral rights (whether before extraction or as extracted collateral);
(j)    all partnership certificates, member certificates, stock certificates, or any other instrument, note, chattel paper or certificate (including, without limitation, all “certificated securities” within the meaning of Section 8-102 of the UCC) (whether or not qualifying as Investment Property) representing the Pledged Equity in the Property Owner and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to such certificates or other documents or instruments, and all options and warrants for the purchase of any Equity Interests now or hereafter held in the name of, or acquired by, Pledgor (collectively, “Certificated Securities”), and all Certificated Securities in the Property Owner from time to time acquired by Pledgor in any manner, and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to such Certificated Securities, and all securities convertible into and options, warrants, dividends, cash, instruments and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Certificated Securities (including, without limitation, all rights to request or cause the issuer thereof to register any or all of the Collateral under federal and state securities laws to the maximum extent possible under any agreement for such registration rights), and all put rights, tag-along rights and other rights pertaining to the sale or other transfer of such Collateral, together, in each case, with all rights under any Organizational Agreement of the Property Owner pertaining to such rights; and
(k)    (i) all “proceeds” (as such term is defined in Section 9-102 of the UCC) of any or all of the foregoing (whether cash or non-cash proceeds, including, without limitation, insurance proceeds), (ii) whatever is receivable or received when any of the Collateral is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto and also includes all interest, dividends and other property receivable or received on account of any of the Collateral or proceeds thereof, and in any event, shall include all Distributions or other income from any of the Collateral, all collections thereon or all Distributions with respect thereto, and (iii) all proceeds, products, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the Collateral. The inclusion of proceeds in the

Collateral does not authorize Pledgor to sell, dispose of or otherwise use the Collateral in any manner not specifically permitted by the Loan Documents.
Section 1.2.    Definitions. As used herein, the following terms shall have the following respective meanings:
(a)    “Distributions” means all dividends, distributions, liquidation proceeds, cash, profits, instruments and other property and payments or economic benefits or interests to which Pledgor is entitled with respect to the Property Owner whether or not received by or otherwise distributed to Pledgor, whether such dividends, distributions, liquidation proceeds, cash, profits, instruments and other property and economic benefits are paid or distributed by the Pledged Equity in respect of operating profits, sales, exchanges, refinancing, condemnations or insured losses of the Property Owner’s assets, the liquidation of the Property Owner’s assets and affairs, management fees, guaranteed payments, repayment of loans, reimbursement of expenses or otherwise in respect of or in exchange for any or all of the Pledged Equity.
(b)    “Organizational Agreement” means, as to any Person, collectively, as applicable, the partnership agreement, the limited liability company operating agreement, and the articles or certificate of organization, by-laws, certificate of formation and other organizational and governing documents, in each case, of the applicable Person.
(c)    “UCC” means the Uniform Commercial Code, as in effect from time to time in the State of New York.
Section 1.3.    Perfection of Security Interest. On or before the date hereof (the “Closing Date”), Pledgor shall:
(a)deliver to Lender the Certificated Securities (substantially in the form attached hereto as Exhibit A) representing all of the Pledged Equity duly endorsed or subscribed in blank, or accompanied by stock powers or other appropriate instruments of transfer endorsed in blank by Pledgor and ‑‑enter into such other arrangements as Lender deems necessary or advisable to give control of any Investment Property to Lender within the meaning of Section 8-106 of the UCC, all of which shall be in form and content acceptable to Lender;
(b) in addition to the provisions of Section 1.3 (a) above, deliver to Lender an assignment of membership interest (the “Assignment of Interest”), substantially in the form attached hereto as Exhibit B, transferring all of the Pledged Equity in blank, duly executed by Pledgor and undated;
(c)cause the Property Owner to execute and deliver the Agreement and Acknowledge of Pledge substantially in the form attached hereto as Exhibit C (the “Property Owner Acknowledgement”); and
(d) promptly take all other actions reasonably required or deemed advisable by Lender to perfect the security interest of Lender in the Collateral under applicable law, including, without limitation, filing UCC financing statements in favor of Lender relating to the Collateral.

It is the intention of Pledgor and Lender that at all times while any portion of the Debt remains unpaid, the Pledged Equity shall constitute Investment Property, and, to that end, Pledgor shall take, and shall cause the Property Owner to take, all commercially reasonable action to obtain such classification pursuant to the UCC.
Section 1.4.    Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of the Debt.
Section 1.5.    Security Interest Absolute. All rights of Lender to the security interests granted to Lender hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional, irrespective of:

(i)	any lack of validity or enforceability of any of the Loan Documents, including this Agreement, or

(ii)
the failure of Lender to assert any claim or demand or to enforce any right or remedy against the Property Owner or any other person (including Pledgor) under the provisions of any of the Loan Documents or otherwise; or

(iii)	any change in the time, manner or place of payment of, or in any other term of, any of the Secured Obligations; or

(iv)	any reduction, limitation, impairment or termination of any of the Secured Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise; or

(v)	any amendment to, rescission, waiver or other modification of, or any consent to or departure from, any of the terms of any of the Loan Documents; or

(vi)
any addition, exchange, release or surrender, or non-perfection of any security interest in, any collateral (including the Collateral) securing the Secured Obligations, or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Secured Obligations; or

(vii)	any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Property Owner, any surety, any other obligor or any other debtor.
Section 1.6.    Waiver of Subrogation. To the extent permitted by law, Pledgor hereby irrevocably waives any claim or other right which it may now have or hereafter acquire against the Property Owner in connection with this Agreement or any other Loan Document, including any right of subrogation or reimbursement or any right to participate in any claim or remedy of the

Lender against the Property Owner. If any amount shall be paid to Pledgor in violation of the preceding sentence and the Secured Obligations shall not have been finally paid and performed in full, such amount shall be deemed to have been paid to Pledgor for the benefit of, and held in trust for, Lender, and shall promptly be paid to Lender to be credited and applied, at Lender’s option, against the Secured Obligations, whether matured or unmatured in such order as Lender shall promptly determine.
ARTICLE II - POWERS OF PLEDGOR PRIOR TO AN EVENT OF DEFAULT
Section 2.1.    Distributions; Exercise of Pledgor’s Rights. Unless an Event of Default has occurred and is continuing, and subject to the terms of this Agreement and the other Loan Documents, Pledgor shall be conditionally entitled to (a) receive cash Distributions allocable to the Collateral, and (b) exercise (but only in a manner that will not (i) violate or be inconsistent with the terms hereof or of any other Loan Document or (ii) have the effect of impairing the position or interests of Lender) the voting, consent, administration, management and all other powers, rights and remedies of Pledgor with respect to the Collateral under the Organizational Agreements of the Property Owner (including all other rights and powers thereunder which are pledged hereunder or otherwise). If Pledgor shall become entitled to receive or shall receive from the Property Owner during the continuance of any Event of Default, (A) any non-cash Distribution as an addition to, on account of, in substitution of, or in exchange for the Collateral or any part thereof, or (B) any cash Distributions, then in each case, the same shall immediately be remitted to Lender (in the exact form received, with Pledgor’s endorsement or assignment or other instrument as Lender may deem appropriate) to be held as additional Collateral for the Secured Obligations or for application thereto, as applicable, and until so remitted, shall be received and held by Pledgor in trust for, and as agent for, Lender.
Section 2.2.    Termination of Pledgor’s Rights. Upon the occurrence and during the continuance of an Event of Default, all powers, rights and remedies of Pledgor, which are conditionally permitted pursuant to Section 2.1 hereof, shall cease and the provisions of Article 4 hereof shall apply, provided, however, upon any cure of such Event of Default accepted by Lender, the powers, rights and remedies of Pledgor under Section 2.1 shall be restored.
ARTICLE III - REPRESENTATIONS, WARRANTIES AND
COVENANTS OF PLEDGOR
Pledgor hereby covenants for Lender’s benefit, and represents and warrants to Lender as follows:
Section 3.1.    Percentage Ownership. The Pledged Equity constitutes, and shall at all times until the Debt is indefeasibly paid in full constitute, one hundred percent (100%) of the issued and outstanding membership and ownership interests in the Property Owner and Pledgor owns, and shall at all times in the future own until the Debt is indefeasibly paid in full, one hundred percent (100%) of the Pledged Equity. Pledgor does not have outstanding any options or similar rights or other agreements to acquire or sell or otherwise transfer all or any portion of any Pledged Equity.

Section 3.2.    Title to Collateral. Pledgor validly acquired, and is the sole legal and beneficial owner, of the Collateral free and clear of all Liens except such Liens as are created pursuant to this Agreement and/or the other Loan Documents. Pledgor will have like title in, and the right to pledge, any other property at any time hereafter acquired by Pledgor and pledged to Lender as Collateral hereunder.
Section 3.3.    Defense of Title. Pledgor will, at its sole cost and expense subject to the terms of the Loan Agreement, (i) defend Lender’s right, title and interest in and to the Collateral against the claims and demands of all third Persons and (ii) take all actions as from time to time may be necessary or appropriate to preserve the Lien (and the first priority thereof) on the Collateral created pursuant to this Agreement.
Section 3.4.    No Transfer of Collateral. Except for the Transfer effected by this Agreement, Pledgor shall not Transfer the Collateral, or any portion thereof, or suffer or permit any Transfer thereof to occur except a Transfer expressly permitted by the terms of the Loan Agreement. Any purported Transfer made in violation of this Section 3.4 shall (i) be void and of no force and effect and (ii) constitute an immediate Event of Default without notice or opportunity to cure except as set forth in the Loan Agreement.
Section 3.5.    Perfected Security Interest. Giving effect to this Agreement, Lender has, with respect to all Collateral owned by Pledgor on the Closing Date, and will have with respect to any other property at any time hereafter acquired by Pledgor and pledged to Lender as Collateral hereunder, a valid, perfected and continuing first Lien upon, and security interest in, the Collateral and no other Person has any interest or right therein or claim with respect thereto.
Section 3.6.    No Financing Statements. Except for financing statements filed or to be filed in favor of Lender as secured party, or such other financing statements with Lender’s prior written consent, which may be withheld in Lender’s sole discretion, there are not now, and will not in the future be, and Pledgor will not authorize, consent or direct to be filed, any financing statements under the UCC covering any or all of the Collateral, and no such financing statements are, or will be, filed in any public office. This Section 3.6 remains subject to the terms and conditions of the Loan Agreement.
Section 3.7.    Certificated Securities. All of the Pledged Equity is issued in the form of Certificated Securities and such Certificated Securities have been duly and validly issued in the name of Pledgor. Pledgor has delivered to Lender all Certificated Securities constituting the Pledged Equity, duly indorsed in blank within the meaning of the UCC and otherwise in compliance with the terms of Section 1.3 hereof. The Certificated Securities have been in the physical possession of Pledgor at all times prior to such delivery to Lender. There are no Certificated Securities evidencing any Equity Interest in the Property Owner other than those evidencing the Pledged Equity, except for those certain certificates delivered pursuant to prior financings each of which has been marked as canceled. Pledgor covenants and agrees that it shall not permit the Property Owner to convert existing Equity Interests, or issue new Equity Interests. Notwithstanding the foregoing, Pledgor shall promptly notify Lender if any Equity Interest with respect to the Property Owner (whether now owned or hereafter acquired by Pledgor) is not evidenced by a Certificated Security, and Pledgor shall promptly thereafter take all actions required to perfect the security interest of Lender in such

Pledged Equity under applicable law and otherwise take all actions required under Section 1.3 hereof in respect thereto.
Section 3.8.    Valid Issuance, Fully Paid and Non-Assessable, Etc. The Pledged Equity has been duly authorized and validly created and issued and is fully paid and non-assessable. Pledgor is not, and will not become, a party to or otherwise be or become bound by any agreement, other than this Agreement and the other Loan Documents, which restricts in any manner the rights of any present or future holder of any of the Pledged Equity with respect thereto. There are no setoffs, counterclaims or defenses with respect to the Collateral owned by Pledgor and no agreement, oral or written, has been made with any other Person under which any deduction or discount may be claimed with respect to such Collateral and, to Pledgor’s knowledge,‑‑ there is no fact or circumstance which would prohibit or prevent Pledgor from assigning to Lender, and granting to Lender a security interest in, the Collateral.
Section 3.9.    Organizational Agreements. Attached hereto as Schedule 3.9 is a list of all of the Organizational Agreements of the Property Owner. The Organizational Agreements of the Property Owner are in full force and effect and have not been modified or amended except as listed on Schedule 3.9 hereto. Pledgor has delivered all Organizational Agreements of Property Owner to Lender as of the date hereof. Pledgor is not in default of any of its obligations under the Organizational Agreements of the Property Owner or of Pledgor. Pledgor shall not allow the Property Owner to (a) amend any provision of its Organizational Agreements, except to the extent expressly permitted by the Loan Agreement, (b) dissolve, liquidate, wind-up, merge or consolidate with any other Person, or (c) Transfer any of its assets or properties to any Person except to the extent expressly permitted by the Loan Documents. The Organizational Agreements of the Property Owner provide that (i) all owners of Equity Interests therein are authorized to pledge and assign all Equity Interests to Lender, and that such pledge and assignment shall include all voting, management and control rights and is not limited to economic rights; (ii) neither the exercise by Lender of any right or remedy under the Loan Documents, including, foreclosure of the Pledged Equity, nor the transfer to Lender or its successor or assign of title to the Pledged Equity, shall constitute a default or breach, or give rise to any right of first refusal or option to purchase under the Organizational Agreements of the Property Owner or any other Person; (iii) until the Debt is paid in full: (A) no owners of Equity Interests in the Property Owner shall be entitled to withdraw as a member from the Property Owner or assign, encumber, or convey any interest in the Property Owner (except in favor of Lender pursuant to the Loan Documents); (B) no Equity Interests in the Property Owner shall be created, issued, redeemed, exchanged, diluted or modified; (C) the Property Owner shall not be dissolved, either voluntarily or as the result of the withdrawal or removal of any owners of Equity Interests in the Property Owner; and (D) the Organizational Agreements of Property Owner shall not be modified or terminated except to the extent expressly permitted by the Loan Agreement; (iv) the Pledged Equity is and shall continue to be governed by Article 8 of the UCC; and (v) upon realization of the Equity Interests by Lender pursuant to the Loan Documents, Lender has the right to terminate (without the payment of any money and without any other restriction, condition precedent or condition subsequent) all non-member managers, managing members, officers, directors and other Persons capable of acting on behalf of the Property Owner except as set forth in the Loan Agreement.

Section 3.10.    Authority, Enforceability, Etc. The execution, delivery and performance of this Agreement by Pledgor will not cause a violation of or a default under the Organizational Agreements of Pledgor or of the Property Owner. The execution and delivery of this Agreement and the performance of Pledgor’s obligations hereunder will not, to Pledgor’s knowledge, conflict with or result in a breach of the terms or provisions of any (i) Legal Requirement, (ii) agreement to which Pledgor or the Property Owner is a party or by which any of their respective assets are bound, or (iii) judgment, decree, arbitration award, or pending litigation to which Pledgor or the Property Owner is subject. To Pledgor’s knowledge, no approval by, authorization or consent of, or filing with any governmental authority or any other Person is necessary in connection with the execution, delivery and performance by Pledgor of this Agreement, or if such approval, authorization, or consent is necessary, it has been obtained and written evidence thereof has been delivered to Lender. This Agreement constitutes the valid and legally binding obligations of Pledgor and is fully enforceable against Pledgor in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and limitations imposed by general principles of equity.
Section 3.11.    Taxes. Pledgor will, from time to time, timely pay and discharge (or cause to be paid or discharged) all taxes, assessments and other governmental charges imposed upon the Collateral or any part thereof or upon the income or profits therefrom, and also all taxes, assessments and other governmental charges imposed upon the lien or interest of Lender under this Agreement or in respect of the Collateral.
Section 3.12.    Principal Place of Business, Etc. Pledgor does not use and will not use any trade name and has not done and will not do business under any name other than its actual name set forth herein. The principal place of business of Pledgor is c/o Savanna, 430 Park Avenue, 12th Floor, New York, New York 10022 and Pledgor does not have any other place of business. The jurisdiction of formation of Pledgor is set forth in the signature block of Pledgor. No change has been, or will be made, in the jurisdiction of formation or place of business of Pledgor, without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed.
Section 3.13.    Irrevocable Proxy Regarding Article 8 Matters. Solely with respect to Article 8 Matters (as defined below) and irrespective of whether or not an Event of Default has occurred and is continuing, Pledgor hereby irrevocably grants and appoints Lender, from the date of this Agreement until the termination of this Agreement in accordance with its terms, as Pledgor’s true and lawful proxy, for and in Pledgor’s name, place and stead to vote the Pledged Equity, whether directly or indirectly, beneficially or of record, now owned or hereafter acquired, with respect to Article 8 Matters. The proxy granted and appointed in this Section 3.13 shall include, without limitation, the right to sign Pledgor’s name (as a member of the Property Owner) to any consent, certificate or other document relating to an Article 8 Matter and the Pledged Equity that applicable law may permit or require, to cause the Pledged Equity to be voted in accordance with the terms of this Section 3.13. Pledgor hereby represents and warrants that Pledgor has not granted any proxies or powers of attorney with respect to Article 8 Matters or otherwise with respect to the Pledged Equity, other than those granted to Lender hereunder or under the other Loan Documents and those granted in connection with prior financings. Pledgor will not give a subsequent proxy or power of attorney or enter into any voting agreement with respect to the Pledged Equity or any

Article 8 Matter and any attempt to do so shall be void and of no force or effect. The proxy granted and appointed in this Section 3.13 is (i) coupled with an interest and shall be effective, automatically and without the necessity of any action by any Person (including, without limitation, any transfer of any Pledged Equity on the record books of the Property Owner), and (ii) in addition to the proxy granted and appointed pursuant to Section 4.8 of this Agreement.
As used herein, “Article 8 Matter” means any action, decision, determination or election by Property Owner or its member(s) that its membership interests or other equity interests, or any of them, be, or cease to be, a “security” as defined in and governed by Article 8 of the UCC, and all other matters related to any such action, decision, determination or election.
ARTICLE IV - EVENT OF DEFAULT/REMEDIES
Section 4.1.    Event of Default. As used in this Agreement, an “Event of Default” shall mean the occurrence of any one or more of the following:
(a)    any failure in the observance or performance by Pledgor of any of its obligations, covenants or duties hereunder beyond the applicable cure period, or if no cure period is stated, for ten (10) days after written notice to Pledgor from Lender, in the case of any failure which can be cured by the payment of a sum of money, or for thirty (30) days after written notice from Lender in the case of any other Default; provided, however, that if such non-monetary failure is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided, further, that Pledgor shall have commenced to cure such failure within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Pledgor in the exercise of due diligence to cure such failure, such additional period not to exceed ninety (90) days; or
(b)    any representation or warranty made herein proves to be false or misleading in any material respect provided, that if such misrepresentation was not knowingly made by Pledgor and is capable of being cured and such misrepresentation did not result in a Material Adverse Effect, then Pledgor shall have the right to cure such matter within the applicable notice and cure periods set forth in (a) above; or
(c)    the occurrence of an Event of Default as defined in the Loan Agreement.
Section 4.2.    Transfer Rights. Upon the occurrence of, and during the continuance of, an Event of Default, Lender shall have the right, at any time and from time to time, in its discretion, in addition to all other rights and remedies under this Agreement, the other Loan Documents and the UCC and applicable Legal Requirements, to effect the Transfer of any or all of the Collateral in any one or more of the following ways:
(a)    Register all or any part of the Collateral in the name of, or Transfer all or any part of the Collateral to, Lender, a nominee or nominees, or designee or designees, of Lender (including, without limitation, deposit any and all of the Collateral to Lender with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as Lender may determine); or

(b)    Sell, resell, assign and deliver any or all of the Collateral or any other security for the Secured Obligations (whether in whole or in part and at the same or different times) and all right, title and interest, claim and demand therein and right of redemption thereof, at public or private sale, for cash or upon credit (by Lender only), in accordance with the applicable procedures specified in Section 5 hereof.
Section 4.3.    Voting Rights, Receipt of Distributions, Etc. Upon the occurrence of, and during the continuance of, an Event of Default, Lender may, in its discretion, from time to time, exercise, either by itself or by its nominee or designee, in the name of Pledgor, the rights, powers and remedies granted to Lender hereunder and under the other Loan Documents in respect of the Collateral at any time prior to effecting the Transfer of such Collateral to Lender or its nominee or designee, or any third Person purchasers. Such rights and remedies shall include, without limitation, the right to (a) exercise all voting, consent, managerial and other rights relating to the Pledged Equity, whether in Pledgor’s name or otherwise, including, without limitation, the right to appoint officers, directors, managers and other similar positions and to terminate any Person acting in such capacity, (b) demand, sue for, receive and collect all Distributions and make application thereof to the Debt in such order of priority as Lender shall elect, and (c) exercise Pledgor’s rights, if any, of conversion, exchange, or subscription, or any other rights, privileges or options pertaining to any of the Pledged Equity, including, without limitation, the right to exchange, in Lender’s discretion, any and all of the Pledged Equity upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Property Owner. Each of the rights, powers and remedies exercised by Lender under this Section 4.3 shall be without liability to Lender, except to account for property actually received by Lender. Pledgor hereby irrevocably authorizes and directs the Property Owner, on receipt by Property Owner of written notice from Lender to such effect, to deem and treat Lender or its nominee in all respects as a member (and not merely an assignee of a member) of the Property Owner, entitled to exercise all the rights, powers and privileges thereof, to receive all Distributions, to be credited with the capital account and to have all other rights, powers and privileges pertaining to the Pledged Equity to which Pledgor would have been entitled had Pledgor not executed this Agreement. Pledgor agrees to take all such actions and to execute all such documents as may be requested by Lender or that may otherwise be appropriate to give effect to Lender’s rights under this Section 4.3.
Section 4.4.    Certain Additional Rights and Remedies. Upon the occurrence of, and during the continuance of, an Event of Default, Lender may, at its discretion, from time to time, without notice to, or consent of, Pledgor or any other Person (to the extent permitted by applicable law), but without affecting any of the Secured Obligations, in the name of Pledgor or in the name of Lender: (a) notify any Person to make payment and performance directly to Lender rather than Pledgor, (b) extend the time of payment and performance of, compromise or settle for cash, credit or otherwise, and upon any terms and conditions, any obligations owing to Pledgor, or claims of Pledgor under any Organizational Agreement of the Property Owner, (c) file any claims, commence, maintain or discontinue any actions, suits or other proceedings deemed by Lender necessary or advisable for the purpose of collecting upon or enforcing any Organizational Agreement of the Property Owner, and (d) execute any instrument and do all other things deemed necessary or advisable by Lender to protect and preserve and realize upon the Collateral or any portion thereof and the other rights contemplated hereby. In addition, Lender shall have the right, in its discretion, at any time upon the occurrence and during the continuance of an Event of Default and without notice to Pledgor, to transfer the Collateral to any Person to whom the Pledged Interests may be transferred in accordance with the provisions of this Agreement.
Section 4.5.    Lender Self-Help Rights.
(a)    Upon the occurrence of, and during the continuance of, an Event of Default, Lender shall have the right, but not the obligation, to take any appropriate action as it may deem necessary or advisable to (i) cure any Event of Default, (ii) cause any term, covenant, condition or obligation required under this Agreement or under any other Loan Document to be promptly performed or observed on behalf of Pledgor or the Property Owner or (iii) protect the Collateral and any property or assets of the Property Owner.
(b)    Lender shall not be obligated to perform or discharge any obligation of Pledgor or the Property Owner as a result of this Agreement or any other Loan Document. The acceptance by Lender of this Agreement shall not at any time or in any event obligate Lender to (i) appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or (ii) take any action hereunder or thereunder, or expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.
Section 4.6.    UCC Remedies, Etc. Upon the occurrence of, and during the continuance of, an Event of Default, Lender may (i) exercise any and all of the rights and remedies of a secured party under the UCC and (ii) exercise any and all other rights and remedies that may be available to Lender at law and/or in equity.
Section 4.7.    Power of Attorney.
(a)    Without limiting any rights or powers granted to Lender while no Event of Default is continuing, Pledgor hereby irrevocably authorizes and empowers Lender, and its assigns and transfers to Lender, and constitutes and appoints Lender and its assigns, Pledgor’s true and lawful attorney-in-fact and as its agent with full power of substitution to, upon the occurrence of, and during the continuance of, an Event of Default (i) proceed from time to time in Pledgor’s name, in order to more fully vest in Lender all of the rights, powers and remedies provided for in this Agreement, including, without limitation, those rights, powers and remedies specified in Article 4 and Article 5 hereof and (ii) otherwise accomplish the purposes of this Agreement.
(b)    Lender and any of its assigns, or their respective nominees, may, to the extent permitted by applicable law, either pursuant to the aforementioned power-of-attorney or otherwise, take any action and execute any instrument that Lender determines necessary or advisable to accomplish any of the matters contemplated by Section 4.7(a)(i) and/or Section 4.7(a)(ii) hereof, including without limitation: (i) execute and file proofs of claim with respect to any or all of the Collateral against the Property Owner and vote such claims with respect to all or any portion of such Collateral (A) for or against any proposal or resolution, (B) for a trustee or trustees or for a receiver or receivers or for a committee of creditors, and/or (C) for the acceptance or rejection of any proposed arrangement, plan of reorganization, composition or extension; (ii) receive, endorse and collect all drafts, checks and other instruments for the payment of money made payable to Pledgor representing any interest, payment of principal or other distribution payable in respect of the Collateral; (iii) execute endorsements, assignments or other instruments of conveyance or transfer in respect of any property which currently is, or may become, a part of the Collateral hereunder; and (iv) execute releases and negotiate settlements, as appropriate, including on account of, or in exchange for, any or all of the Collateral, or any payment or distribution received by Pledgor, or Lender on Pledgor’s behalf.
(c)    The foregoing power-of-attorney is irrevocable and coupled with an interest, and any similar or dissimilar powers previously given by Pledgor in respect of the Collateral or the Property Owner to any Person other than Lender are hereby revoked. The power-of-attorney granted herein shall terminate automatically upon the termination of this Agreement in accordance with the terms hereof.
Section 4.8.    Irrevocable Proxy During Event of Default. Without limiting the other terms and provisions of this Agreement, Pledgor hereby irrevocably grants and appoints Lender, from the date of this Agreement until the termination of this Agreement in accordance with its terms, as Pledgor’s true and lawful proxy, for and in Pledgor’s name, place and stead to vote the Pledged Equity, whether directly or indirectly, beneficially or of record, now owned or hereafter acquired, with respect to any and all matters that Pledgor is, or may in the future become, entitled to vote upon, provided, that, in all cases, the proxy granted and appointed in this Section 4.8 may only be exercised by Lender upon the occurrence and during the continuance of an Event of Default. The proxy granted and appointed in this Section 4.8 (i) shall include, without limitation, the right to sign Pledgor’s name (as a member of the Property Owner) to any consent, certificate or other document relating to the Pledged Equity that applicable law may permit or require, to cause the Pledged Equity to be voted in accordance with the terms of this Section 4.8, (ii) is coupled with an interest and shall be effective, automatically and without the necessity of any action by any Person (including, without limitation, any transfer of any Pledged Equity on the record books of the Property Owner) upon the occurrence and during the continuance of an Event of Default, and (iii) in addition to the proxy granted and appointed pursuant to Section 3.13 of this Agreement.
Section 4.9.    Remedies Cumulative, Etc. The obligations of Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstances or occurrence except as specifically provided in this Agreement. The rights, powers and remedies of Lender under this Agreement and the other Loan Documents shall be cumulative and not exclusive of, and shall not be conditioned or contingent on the pursuit by Lender of, any other right, power or remedy which Lender may have against Pledgor or any other Person liable for, and/or that pledged collateral to secure, the Secured Obligations or any portion thereof whether pursuant to this Agreement, the other Loan Documents, existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s discretion. Lender shall have no duty to exercise any of the aforesaid rights, powers and remedies and shall not be responsible for any failure to do so or delay in so doing.
Section 4.10.    Waiver of Notice. Pledgor hereby waives notice of acceptance hereof, and except as otherwise specifically provided herein, Pledgor hereby waives any and all notices or demands with respect to any exercise by Lender of any rights, powers or remedies which Lender may have or to which Lender may be entitled with respect to the Collateral.
Section 4.11.    Legal Requirements; Waiver by Pledgor. The exercise by Lender of any right, power or remedy under this Agreement shall be subject to applicable provisions of any applicable statutes and laws if and only to the extent that any such provisions cannot, in accordance applicable law, be waived. In each case where there exists no prohibition, under applicable law, on Pledgor waiving such provisions, Pledgor hereby waives the applicability and benefit of such provisions in respect to Lender exercising its rights, powers and remedies under this Agreement.
ARTICLE V - SALE OF THE COLLATERAL
Section 5.1.    Certain Matters Relating to the Sale of Collateral. In connection with any sale or other disposition of all or any part of the Collateral pursuant to the terms of this Agreement, Lender may grant options and may impose reasonable conditions and requirements, including, without limitation, requiring that (i) any purchaser represent that any “securities” constituting any part of the Collateral are being purchased for its own account for investment only and not with a view to distribution or resale thereof and (ii) any purchaser be eligible to acquire the Collateral under the Mortgage Loan Documents and the Intercreditor Agreement. If all or any of the Collateral is sold at any sale by Lender to a third Person upon credit, Lender shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, Lender may resell such Collateral. It is expressly agreed that Lender may exercise its rights with respect to less than all of the Collateral, leaving unexercised its rights with respect to the remainder of the Collateral; provided, however, that such partial exercise shall in no way restrict or jeopardize Lender’s right to exercise its rights with respect to the remaining Collateral at a later time or times. To the extent permitted under applicable law, Pledgor hereby waives and releases any and all rights of redemption with respect to the sale of any Collateral.
Section 5.2.    Sale Procedures. No demand, advertisement or notice shall be required in connection with any sale or other disposition of all or any part of the Collateral pursuant to the terms of this Agreement, except that Lender shall give Pledgor at least ten (10) days’ prior written notice of the time and place of any public sale or of the time and the place at which any private sale or other disposition is to be made, which notice Pledgor hereby acknowledges and agrees is reasonable. All other demands, advertisements and notices are hereby waived by Pledgor. The notice of such sale shall (a) in case of a public sale, state the time and place fixed for such sale, (b) in case of a sale at a broker’s board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, first will be offered for sale at such board or exchange and (c) in the case of a private sale, state the date after which such sale may be consummated. Any public sale shall be held at such time or times within ordinary business hours and at such place or places as Lender may fix in the notice of such sale.
Section 5.3.    Adjournment; Credit Sale. Lender shall not be obligated to make any sale of the Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given, and Lender may without notice or publication adjourn any public or private sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon any sale of all or any portion of the Collateral, Lender (or its nominee or designee)

may purchase all or any portion of the Collateral being sold, free and clear of, and discharged from, any trusts, claims, equity or right of redemption of Pledgor, all of which are hereby waived and released by Pledgor to the fullest extent permitted by law, and may make payment therefor by credit against any of the Secured Obligations in lieu of cash or any other obligations.
Section 5.4.    Expenses of Sale. In the case of any sale or other disposition of all or any part of the Collateral pursuant to the terms of this Agreement, Pledgor shall be responsible for the payment of all reasonable costs and expenses of every kind in any way relating to the sale and delivery of the Collateral and in any way relating to the preparation for and processing of such sale, including, without limitation, reasonable out-of-pocket brokers’ fees and expenses, Lender’s reasonable attorneys’ fees and disbursements and any and all taxes (or similar impositions) of any kind imposed on, or relating to, the sale of the Collateral (collectively, the “Sale Expenses”). The proceeds of the sale of the Collateral shall be available to cover such Sale Expenses, and, after deducting such Sale Expenses from the proceeds of the sale, Lender shall apply any remaining amounts in the manner set forth in Section 5.9 hereof.
Section 5.5.    Private Sale. Lender shall not incur any liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to this Agreement conducted in a commercially reasonable manner, it being agreed upon and understood by Pledgor that some or all of the Collateral is or may be of one or more types that threaten to decline speedily in value and that are not customarily sold in a recognized market. Pledgor hereby waives any claims against Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Debt, even if Lender accepts the first offer received and does not offer the Collateral to more than one potential offeree.
Section 5.6.    Securities Laws.
(a)     Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), Lender may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof (the “Securities Limitation”). Pledgor acknowledges that any such sales may be at prices and on terms, in each case, less favorable to Lender than those obtainable through a sale without the Securities Limitation and that Lender shall have no obligation to delay any sale of the Collateral for the period of time necessary to permit the issuer thereof to register it for public sale. Pursuant to Section 9-603 of the UCC, Pledgor agrees that the applicability of the Securities Limitation in respect of any foreclosure sale of the Collateral shall not cause such sale to not be commercially reasonable; provided, that for the avoidance of doubt, Lender acknowledges that none of Pledgor, any other Mezzanine Borrower or Guarantor shall have any liability to Lender in connection with any foreclosure by Lender in violation of any such agreement between Lender and Senior Lender.

(b)    Pledgor is aware that Section 9-610(c) of the UCC may restrict Lender’s ability to purchase the Collateral at a private sale. Pledgor is also aware that Securities and Exchange Commission (the “SEC”) staff personnel have, over a period of years, issued various No-Action Letters that describe procedures which, in the view of the SEC staff, permit a foreclosure sale of securities to occur in a manner that is public for purposes of Part 6 of Article 9 of the UCC, yet not public for purposes of Section 4(2) of the Securities Act. Pledgor is also aware that Lender may wish to purchase the Pledged Equity or any portion thereof that is sold at a foreclosure sale, and Pledgor believes and agrees that such purchases would be appropriate in circumstances in which such interests are sold in substantial conformity with the principles set forth in such No-Action Letters. Section 9-603 of the UCC permits Pledgor to agree on the standards for determining whether Lender has complied with its obligations under Section 9-610 of the UCC. Pursuant to Section 9-603 of the UCC, Pledgor specifically agrees that a foreclosure sale conducted in substantial conformity with the principles set forth in such No-Action Letters (a) shall be considered to be a “public disposition” for purposes of Section 9-610(c) of the UCC; (b) will be considered commercially reasonable notwithstanding that Lender has not registered or sought to register the interests under the Securities Act, even if Pledgor or the Property Owner agree to pay, or reimburse Lender for, all costs of the registration process; and (c) shall be considered to be commercially reasonable, notwithstanding that Lender purchases such interests at such a sale.
Section 5.7.    Limitation on Sale to Only Eligible Purchasers. Pledgor recognizes that, by reason of certain provisions of, respectively, the Mortgage Loan Documents and the Intercreditor Agreement, Lender may be compelled, with respect to any sale of all or any part of the Collateral, to limit prospective purchasers to those who are, among other things, eligible under the terms of the Mortgage Loan Documents and the Intercreditor Agreement to acquire the Pledged Equity (the “Eligible Purchaser Limitation”). Pledgor acknowledges that the Eligible Purchaser Limitation may, in respect of any sale of the Collateral by Lender, (i) substantially reduce the number of potential prospective purchasers that would, but for the existence of the Eligible Purchaser Limitation, be interested in acquiring the Collateral, and (ii) result in prices and terms, in each case, less favorable to Lender than those obtainable through a sale where the Eligible Purchaser Limitation did not apply. Pursuant to Section 9-603 of the UCC, Pledgor agrees that the applicability of the Eligible Purchaser Limitation in respect of any foreclosure sale of the Collateral shall not cause such sale to not be commercially reasonable.
Section 5.8.    Additional Sale Provisions.    Pledgor agrees that Lender shall not have any general duty or obligation to make any effort to obtain or pay any particular price for any Pledged Equity sold by Lender pursuant to this Agreement. Lender, may, in its sole discretion, among other things, accept the first offer received, or decide to approach or not to approach any potential purchasers. Without in any way limiting Lender’s right to conduct a foreclosure sale in any manner which is considered commercially reasonable, Pledgor hereby agrees that any foreclosure sale conducted in accordance with the following provisions (including, without limitation, the requirement herein that Pledgor shall have received not less than ten (10) days prior written notice of any such sale) shall be considered a commercially reasonable sale and hereby irrevocably waives any right to contest or set aside any such sale:
(a)    Lender conducts the foreclosure sale in the State of New York,

(b)    The foreclosure sale is conducted in accordance with the laws of the State of New York,
(c)    Less than ten (10) days in advance of the foreclosure sale, Lender notifies Pledgor at the address set forth herein of the time and place of such foreclosure sale,
(d)    The foreclosure sale is conducted by a broker or another auctioneer licensed in the State of New York, and
(e)    The notice of the date, time and location of the foreclosure sale is published in the New York Times or Wall Street Journal (or such other daily newspaper widely circulated in New York, New York) for at least three (3) days prior to the date of the foreclosure sale.
Section 5.9.    Pledgor hereby waives any claims against Lender arising by reason of the fact that the price at which any of the Collateral was sold was less than the aggregate amount of the Secured Obligations.
Section 5.10.    Receipt of Sales Proceeds. Upon any sale or other disposition of all or any part of the Collateral pursuant to the terms of this Agreement, the receipt of the proceeds by Lender or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Lender or such officer or be answerable in any way for the misapplication or non-application thereof.
Section 5.11.    Application of Collateral Proceeds and Distributions. All proceeds from the sale of all or any portion of the Collateral received by Lender, shall be applied by Lender in the following order of priority: (i) first, against the Sale Expenses, (ii) second, against the Debt in such order and priority Lender shall elect and (iii) the balance, if any, to such Persons as may be entitled to same in accordance with applicable law. All Distributions now or at any time hereafter received or retained by Lender pursuant to the provisions of this Agreement shall be applied by Lender against the Debt in such order and priority Lender shall elect following the occurrence of an Event of Default.
Section 5.12.    Admission as Member; Lender Authority. If the Pledged Equity is sold or otherwise transferred to Lender, its nominee or any third Person (each, in such capacity, an “Enforcement Transferee”) by an assignment-in-lieu of foreclosure, strict foreclosure, public or private sale or otherwise in connection with Lender exercising its remedies under this Agreement (each, an “Enforcement Transfer”), the following shall apply (all without the necessity of any further action on the part of Pledgor): (A) the Enforcement Transferee shall, automatically upon such Enforcement Transfer, be admitted as a new member and owner of Property Owner to the extent of the Pledged Equity so transferred to such Enforcement Transferee, and (B) Pledgor shall, from and after such Enforcement Transfer, no longer be a member or owner of the Property Owner and Pledgor shall be deemed to have withdrawn as member and owner of Property Owner, in each case, to the extent such Pledged Equity has been so transferred. Pledgor hereby irrevocably authorizes and directs Property Owner, upon each Enforcement Transfer (a) to deem and treat the Enforcement Transferee in all respects as a member (and not merely an assignee of a member) of

Property Owner, entitled to exercise all the rights, powers and privileges (including, without limitation, the right to vote on or take any action with respect to company matters pursuant to the Organizational Agreements of the Property Owner, to receive all Distributions, and to be credited with the members’ capital attributable to the Pledged Equity so transferred) appertaining to such membership interests to which Pledgor would have been entitled had Pledgor’s memberships interests not been transferred to the Enforcement Transferee and (b)(i) to file an amended certificate of formation, (ii) to amend the Organizational Agreements of Property Owner in any manner deemed appropriate by the Enforcement Transferee, and (iii) to execute and deliver consents of members providing for the admission of the Enforcement Transferee as a member of the Property Owner in place of Pledgor. The foregoing authorization and instructions to Property Owner are irrevocable, may be relied upon by Property Owner and may not be modified in any manner other than by Lender sending to Property Owner a written notice terminating such authorization and direction. Furthermore, in connection with any Enforcement Transfer, Lender may and, is hereby irrevocably authorized by Pledgor to, at any time and from time to time, (x) complete the Assignment of Interest by inserting the Effective Date (as defined therein) and the name of the Enforcement Transferee thereunder and deliver to such Enforcement Transferee each Assignment of Interest so executed and delivered by Pledgor, (y) otherwise execute, complete and date, any endorsements, assignments and other instruments and documents necessary or deemed advisable by Lender to effectuate an Enforcement Transfer, (z) do all other things, take such actions and/or execute such documents and instruments as Lender deems appropriate or advisable to effectuate any Enforcement Transfer.
Section 5.13.    No Marshaling/Preferences. Lender shall have no obligation to marshal any assets in favor of Pledgor or any other Person or against, or in payment of, any or all of the Debt. To the extent Pledgor makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Secured Obligations intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.
ARTICLE VI - MISCELLANEOUS PROVISIONS
Section 6.1.    Further Assurances. Pledgor hereby agrees to sign and deliver to Lender financing statements, continuation statements and other documents, agreements, and instruments, all in form and content acceptable to Lender, and perform such further acts, in each case, as Lender may, from time to time, reasonably request or which are reasonably necessary or advisable to (i) establish and maintain a valid and perfected security interest in the Collateral (and to pay any filing fees relative thereto) and (ii) to further assure and/or confirm Lender’s rights and remedies hereunder. Without limiting the foregoing, upon the occurrence and during the continuance of an Event of Default, Pledgor authorizes Lender, to the extent permitted by law, to file such financing statements and amendments thereto and continuations thereof relating to all or any part of the Collateral without the signature of Pledgor (including, to the extent permitted by law, to file a photographic or other reproduction of this Agreement), provided that Lender will promptly upon written request provide copies of any such filings to Pledgor.

Section 6.2.    No Release, Etc. No delay or omission to exercise any remedy, right or power accruing upon a default or an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed by Lender to be expedient. A waiver of any default or Event of Default shall not be construed to be a waiver of any subsequent default or Event of Default or to impair any remedy, right or power of Lender. Any and all of Lender’s rights with respect to any Collateral shall continue unimpaired, and Pledgor shall be and remain obligated in accordance with the terms hereof, notwithstanding, among other things: (a) any renewal, extension, amendment or modification of, or addition or supplement to, or deletion from, this Agreement or any other Loan Document or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (b) any waiver, consent, delay, extension of time, indulgence or other action or inaction under or in respect of this Agreement or any other Loan Document; (c) any exercise or non‑exercise of any right, remedy, power or privilege under or in respect of this Agreement or any other Loan Document; (d) any sale, exchange, release, surrender, or substitution of, or realization upon, any Collateral (except to the extent otherwise specifically agreed to in writing by Lender) or any other security held by Lender to secure the Secured Obligations; (e) the furnishing to or acceptance by Lender of any additional security to secure the Secured Obligations; (f) any right of offset, claim or defense of any party against Lender, under the Loan Documents or otherwise; or (g) any lack of perfection of, invalidity, irregularity or unenforceability of all or any part of the Secured Obligations or of any security therefor.
Section 6.3.    Indemnification. Pledgor hereby agrees to defend and indemnify Lender and its directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by any of them arising out of or by reason of any claim, investigation, suit or other proceeding (1) relating to or arising out of the acts or omissions of Pledgor under this Agreement or the Organizational Agreements of the Property Owner and/or (2) Lender’s Lien on any Collateral, provided, that, the indemnity set forth in this Section 6.3 shall exclude any such losses, liabilities, claims, damages, costs or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified hereunder. Any sums that may be payable by Pledgor under this Section 6.3, together with interest thereon at the Default Rate from the applicable date(s) that any such amount is incurred or otherwise becomes due, shall be payable by Pledgor promptly following written demand therefor made by Lender and shall be constitute a portion of the Debt and be secured by the Collateral.
Section 6.4.    Expenses. All costs, expenses (including, without limitation, the Sale Expenses, reasonable attorneys’ fees and disbursements and payments made to third Persons under this Agreement or otherwise), and other amounts incurred by, or on behalf of, Lender in exercising any of Lender’s rights, remedies and/or powers under this Agreement (including, without limitation, under Article 4 hereof and in connection with any Bankruptcy Proceeding) and/or under any other Loan Document, together with interest thereon at the Default Rate from the applicable date(s) that any such cost, expense or other amount is incurred by Lender, shall be payable by Pledgor to Lender promptly following written demand made therefor by Lender and shall be constitute a portion of the Debt and be secured by the Collateral.

Section 6.5.    Notices. All notices, consents, approvals, demands and requests required or permitted hereunder shall be given in the manner set forth in the Loan Agreement.
Section 6.6.    Governing Law. THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, PLEDGOR AND LENDER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO § 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
Section 6.7.    Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
Section 6.8.    Lender Reliance. Lender shall be entitled to rely in good faith upon any writing or other document (including, without limitation, any telegram or e-mail) or any telephone conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person (but Lender shall be entitled to such additional evidence of authority or validity as it may, in its discretion, request, but it shall have no obligation to make any such request).
Section 6.9.    Modification; Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, nor consent to any departure by Pledgor therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Pledgor, shall entitle Pledgor to any other or future notice or demand in the same, similar or other circumstances.
Section 6.10.    Number and Gender. All references to sections and exhibits are to sections and exhibits in or to this Agreement unless otherwise specified. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision, article, section or other subdivision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

Section 6.11.    Headings, Etc. The headings and captions of various paragraphs of this Agreement are for the convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.
Section 6.12.    Rule of Construction. Each of the parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of this Agreement, and that this Agreement shall not be subject to the principle of construing its meaning against the party which drafted (or arranged for the drafting of) same.
Section 6.13.    Other Interests of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under this Agreement or any other Loan Document by virtue of any ownership by Lender or any Affiliate of Lender of any direct or indirect equity interest any of them have, or may acquire in, Pledgor, Property Owner or their respective Affiliates, and Pledgor hereby waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies.
Section 6.14.    Counterparts. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.
Section 6.15.    Remedies of Pledgor. If a claim or adjudication is made that Lender or its agents or nominees, has acted unreasonably, or has unreasonably delayed acting, in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent or nominee, as the case may be, has an obligation to act reasonably or promptly, Pledgor agrees that neither Lender nor its agents, shall be liable for any monetary damages, and Pledgor’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. Pledgor agrees that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.
Section 6.16.    Limitations on Lender’s Duties Regarding Collateral. Lender’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with any such Collateral in substantially the same manner as Lender deals with similar securities and property for its own account. Except as expressly provided in the preceding sentence, Lender shall not have any duty whatsoever concerning the Collateral, including, without limitation, pertaining to (i) the collection or protection of the Collateral or any income thereon or payments with respect thereto, or concerning the preservation of any rights relating thereto; and (ii) Lender exercising any rights, powers or remedies with respect to the Collateral, it being understood and agreed upon that such rights, powers and rights are conferred on Lender hereunder and under the other Loan Documents solely to protect Lender’s interest in the Collateral and, accordingly, shall not impose any duty upon Lender to exercise any such rights, powers or remedies. Neither Lender nor any of its Affiliates nor their respective directors, officers, employees, agents or attorneys shall be (x) liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or any other Person, or (y) liable for any other action taken or omitted to be taken by any such Person or Persons relative to any of the Collateral hereunder or otherwise, except for such Person’s or Persons’ own gross negligence or willful misconduct.
Section 6.17.    Entire Agreement. This Agreement and the other Loan Documents embody the final, entire agreement of Pledgor and Lender with respect to the Secured Obligations and supersedes any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof. This Agreement together with the other Loan Documents are intended by Pledgor and Lender as a final and complete expression of the terms of the Agreement, and no course of dealing between Pledgor and Lender, no course of performance, no trade practices, and no evidence of prior, contemporaneous or subsequent oral agreements or discussions or other extrinsic evidence of any nature shall be used to contradict, vary, supplement or modify any term of this Agreement other than the Loan Agreement. There are no oral agreements between Pledgor and Lender.
Section 6.18.    Waiver of Right to Trial by Jury. PLEDGOR, AND BY ACCEPTANCE HEREOF, LENDER, EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION HEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY PLEDGOR AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY.
Section 6.19.    Successors and Assigns. This Agreement and all obligations of Pledgor hereunder shall be binding upon the successors and assigns of Pledgor, except that Pledgor, unless otherwise expressly provided in the Loan Agreement and then only to the extent provided therein, shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Lender. Lender shall have the right to assign its interest in this Agreement and all rights and remedies of Lender hereunder shall inure to the benefit of Lender and its participants, successors and assigns. Neither this Agreement nor anything set forth herein is intended to, nor shall it, confer any rights on any Person other than the parties hereto and all third party rights are expressly negated.
Section 6.20.    Termination. Upon the indefeasible payment and performance in full of the Debt, this Agreement shall terminate . In furtherance of the forgoing, at the request of Pledgor and at Pledgor’s sole cost and expense, Lender agrees to execute and deliver to Pledgor any such documents reasonably acceptable to Lender to evidence such termination.
Section 6.21.    Limitation on Liability. The liability of Pledgor and its direct and indirect owners hereunder shall be subject to the provisions of Section 11.22 of the Loan Agreement.
[Pledgor Signature Appears on Next Page]

IN WITNESS WHEREOF, Pledgor has caused this Pledge and Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

PLEDGOR: 110 WILLIAM MEZZ III, LLC a Delaware limited liability company By: /s/ Christopher Schlank Name: Christopher Schlank Title: Authorized Signatory

[Signature Page to Pledge and Security Agreement]